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                          EXHIBIT 23.2
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CONSENT OF RICHARD J. RESSLER


     The consent of Richard J. Ressler to the reference to him in this Registration Statement on Form S-8 relating to the 1993 Stock Option and Retention Stock Plan of Union Pacific Corporation and to the filing of a copy of his opinion as Exhibit 5 to the Registration Statement is contained in such opinion.